BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

Exhibit 21.1

Entity	Jurisdiction of Incorporation or Organization
Brickman Acquisition, LLC	Delaware

BrightView Chargers, Inc.	Delaware

BrightView Companies, LLC	California

BrightView Enterprise Solutions, LLC	Florida

BrightView Funding LLC	Delaware

BrightView Golf Maintenance, Inc.	California

BrightView Landscape Development, Inc.	Arizona

BrightView Landscape Development, Inc.	California

BrightView Landscape Development, Inc.	Colorado

BrightView Landscape Services, Inc.	Arizona

BrightView Landscape Services, Inc.	California

BrightView Landscape Services, Inc.	Colorado

BrightView Landscape Services, Inc.	Florida

BrightView Landscape Services, Inc.	Georgia

BrightView Landscape Services, Inc.	Nevada

BrightView Landscape Services, Inc.	Texas

BrightView Landscapes, LLC	Delaware

BrightView Puerto Rico, LLC	Puerto Rico

BrightView Tree Care Services, Inc.	California

BrightView Tree Company	California

E.I.I. Holding Co.	Delaware

Metheny Commercial Lawn Maintenance, Inc.	Texas

Plumeria Insurance Company, Inc.	Hawaii

Southern Live Oak, LLC	Delaware

BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

2

U.S. Lawns, Inc.	Florida

ValleyCrest International	Cayman Islands

ValleyCrest Dominican Republic, SRL	Dominican Republic

ValleyCrest Holding Co.	Delaware

Western Landscape Construction	Nevada

William A. Guthridge and Son, Inc.	California